EXHIBIT 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

The Board of Directors and Shareholders

Key Tronic Corporation

Spokane, Washington

We consent to the incorporation by reference in Registration Statement No. 333-70917 and 333-61202 on Form S-8 of our report dated August 16, 2002 appearing in this Annual Report on Form 10-K of Key Tronic Corporation and subsidiaries (the Company) for the year ended July 3, 2004.

We have audited the consolidated financial statements of the Company for the year ended June 29, 2002 and have issued our report thereon dated August 16, 2002 such report is included elsewhere in this Form 10-K. Our audit also included the consolidated financial statement schedule of the Company, listed in Item 15(a). This financial statement schedule is the responsibility of the Company’s management.

Our responsibility is to express an opinion based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements takes as a whole, presents fairly, in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Seattle, Washington
September 17, 2004